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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus of Jarden Corporation and subsidiaries pertaining to the Jarden Corporation 2003 Stock Incentive Plan and the Jarden Corporation 2003 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated February 7, 2003, with respect to the consolidated financial statements of Diamond Brands Incorporated and Subsidiaries included in Jarden Corporation's Current Report (Form 8-K/A) filed on March 7, 2003 with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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New York, New York
May 7, 2003